Exhibit 8(o)

SCHEDULE A TO ETF SERVICES AGREEMENT

List of Funds

BlackRock ETF Trust

BlackRock U.S. Carbon Transition Readiness ETF

BlackRock World ex U.S. Carbon Transition Readiness ETF

iShares Advantage Large Cap Income ETF (f/k/a BlackRock Advantage Large Cap Income ETF)

iShares A.I. Innovation and Tech Active ETF

iShares Disciplined Volatility Equity Active ETF

iShares Dynamic Equity Active ETF

iShares Enhanced Short-Term Bond Active ETF (f/k/a BlackRock Enhanced Short-Term Bond ETF)

iShares FinTech Active ETF (f/k/a BlackRock Future Financial and Technology ETF)

iShares Government Money Market ETF

iShares Health Innovation Active ETF (f/k/a BlackRock Future Health ETF)

iShares International Country Rotation Active ETF

iShares International Dividend Active ETF (f/k/a BlackRock International Dividend ETF)

iShares Large Cap Core Active ETF (f/k/a BlackRock Large Cap Core ETF)

iShares Large Cap Growth Active ETF (f/k/a BlackRock Large Cap Growth ETF)

iShares Large Cap Value Active ETF (f/k/a BlackRock Large Cap Value ETF)

iShares Long-Term U.S. Equity Active ETF (f/k/a BlackRock Long-Term U.S. Equity ETF)

iShares Managed Futures Active ETF

iShares Prime Money Market ETF

iShares Technology Opportunities Active ETF

iShares U.S. Equity Factor Rotation Active ETF (f/k/a BlackRock U.S. Equity Factor Rotation ETF)

iShares U.S. Industry Rotation Active ETF (f/k/a BlackRock U.S. Industry Rotation ETF)

iShares U.S. Thematic Rotation Active ETF (f/k/a BlackRock Future U.S. Themes ETF)

BlackRock ETF Trust II

iShares AAA CLO Active ETF (f/k/a BlackRock AAA CLO ETF)

iShares BBB-B CLO Active ETF

iShares Flexible Income Active ETF (f/k/a BlackRock Flexible Income ETF)

iShares Floating Rate Loan Active ETF (f/k/a BlackRock Floating Rate Loan ETF)

iShares High Yield Active ETF (f/k/a BlackRock High Yield ETF)

iShares High Yield Muni Active ETF

iShares High Yield Muni Income Active ETF (f/k/a BlackRock High Yield Muni Income Bond ETF)

iShares Intermediate Muni Income Active ETF (f/k/a BlackRock Intermediate Muni Income Bond ETF)

iShares Large Cap Deep Buffer ETF

iShares Large Cap Moderate Buffer ETF

iShares Short-Term California Muni Active ETF (f/k/a BlackRock Short-Term California Muni Bond ETF)

iShares Total Return Active ETF (f/k/a BlackRock Total Return ETF)

As of March 3, 2025

A-1